EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated November 16, 2016 relating to the financial statements of Kalmin Corp. as of August 31, 2016 and the period from July 20, 2016 (inception) to August 31, 2016.  We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

December 21, 2016